UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2016
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On August 18, 2016, Alphatec Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which five proposals were presented to the Company’s shareholders for consideration. The five proposals presented were: (1) the election of seven directors to hold office until the 2017 Annual Meeting of Shareholders and until their respective successors have been elected, or until their earlier death or resignation; (2) the approval of the Alphatec Holdings, Inc. 2016 Equity Incentive Plan; (3) the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1:4 to 1:12, such ratio to be determined by the Company’s Board of Directors to be effected in the sole discretion of the Board of Directors at any time prior to August 18, 2017 without further approval or authorization of the Company’s shareholders; (4) a proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and (5) a proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting that was filed with the Securities and Exchange Commission on June 22, 2016.
(1) Election of Directors: The seven nominees for election to the Board of Directors were elected by the shareholders by the following vote:

Director Name	For	Authority Withheld
Leslie Cross	53,258,771	298,844
Mortimer Berkowitz III	53,039,749	517,866
R. Ian Molson	52,973,873	583,742
Stephen O’Neil	53,163,562	394,053
Siri Marshall	53,007,070	550,545
James Corbett	52,950,855	606,760
Donald Williams	52,982,710	574,905

(2) Approval of the Alphatec Holdings, Inc. 2016 Equity Incentive Plan: The proposal to approve the Alphatec Holdings, Inc. 2016 Equity Incentive Plan was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Vote
52,684,277	761,938	111,400	30,093,991

(3) Approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio in the range of 1:4 to 1:12: The proposal to amend to our Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock, par value $0.0001 per share, at a ratio in the range of 1:4 to 1:12 was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Vote
81,519,714	2.072,795	59,097	0

(4) Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016 was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Vote
82,168,758	727,500	755,348	0

(5) Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Vote
52,944,223	415,387	198,005	30,093,991

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: August 22, 2016	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President